Exhibit 10.23

NONQUALIFIED STOCK OPTION AGREEMENT

TITAN MACHINERY INC.

2005 EQUITY INCENTIVE PLAN

THIS AGREEMENT, made effective as of this          day of                         ,             (the “Issue Date”) by and between Titan Machinery Inc. , a North Dakota corporation (the “Company”), and                                  (“Participant”).

W I T N E S S E T H:

WHEREAS, Participant on the date hereof is a key employee or officer of the Company or one of its Affiliates; and

WHEREAS, the Company wishes to grant a nonqualified stock option to Participant to purchase shares of the Company’s Common Stock pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Administrator of the Plan has authorized the grant of a nonqualified stock option to Participant and has determined that, as of the effective date of this Agreement, the fair market value of the Company’s Common Stock is $         per share;

WHEREAS, as a condition to delivery of this Agreement, the Company has required that the Participant enter into a Confidentiality and Business Interference Agreement with the Company, and the Company and Participant agree that that this Agreement is full, fair and adequate consideration for Participant’s entering  into the Confidentiality and Business Interference Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.                                      Grant of Option.  The Company hereby grants to Participant on the date set forth above (the “Date of Grant”), the right and option (the “Option”) to purchase all or portions of an aggregate of                                          (                ) shares of Common Stock at a per share price of $      , on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 12 of the Plan.  This Option is a nonqualified stock option and will not be treated as an incentive stock option within the meaning of Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.

2.                                      Duration and Exercisability.

a.             General.  The term during which this Option may be exercised shall terminate on a date which is ten (10) years from the Issue Date (the “Expiration Date”), except as otherwise provided in Paragraphs 2(b) through 2(f) or Paragraph 5 below.  This Option shall become exercisable according to the following schedule:

Vesting Date	Percentage of Shares

(ii)           Once the Option becomes exercisable to the extent of any of the aggregate number of shares specified in Paragraph 1, Participant may continue to exercise this Option with respect to such shares under the terms and conditions of this Agreement until the termination of the Option as provided herein.  If Participant does not purchase upon an exercise of this Option the full number of shares which Participant is then entitled to purchase, Participant may purchase upon any subsequent exercise prior to this Option’s termination such previously unpurchased shares in addition to those Participant is otherwise entitled to purchase.

b.             Termination of Employment (other than Termination for Cause, Retirement, Disability or Death).  If Participant’s employment with the Company or any Affiliate is terminated for any reason other than termination by the Company for “cause,” retirement, disability, or death, this Option shall completely terminate on the earlier of (i) the close of business on the three-month anniversary date of such termination of employment, and (ii) the expiration date of this Option stated in Paragraph 2(a) above.  In such period following the termination of Participant’s employment, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding such termination of employment, but had not previously been exercised.  To the extent this Option was not exercisable upon such termination of employment, or if Participant does not exercise the Option within the time specified in this Paragraph 2(b), all rights of Participant under this Option shall be forfeited.

c.             Termination of Employment for Cause.  If Participant’s employment with the Company or any Affiliate is terminated for “cause,” the unexercised portion of this Option shall immediately expire, and all rights of Participant under this Option shall be forfeited.  Solely for purposes of this Paragraph 2(c), “cause” shall mean (i) Participant being charged with a felony or convicted of any criminal misdemeanor or more serious act; (ii) any intentional and/or willful act of fraud or dishonesty by Participant related to or connected with Participant’s employment by the Company or any of its Affiliates; (iii) the willful and/or continued failure, neglect or refusal by Participant to perform his or her employment duties with the Company or any of its Affiliates, (iv) a material violation of the Company’s or an Affiliate’s policies or codes of conduct; or (v) the willful and/or material breach by Participant of any agreement between Participant and the Company or any of its Affiliates, including but not limited to an employment agreement or a noncompetition agreement.

d.             Retirement.  If Participant’s employment with the Company or any Affiliate terminates because of retirement, this Option shall terminate on the earlier of (i)                                 , and (ii) the expiration date of this Option stated in Paragraph 2(a) above.  In such period following the termination of Participant’s employment, this Option shall be fully exercisable to the extent of 100% of the aggregate number of shares specified in Paragraph 1, minus any shares previously purchased.  If Participant does not exercise the Option within the time specified in this Paragraph 2(d), all rights of Participant under this Option shall be forfeited.  Solely for purposes of this Paragraph 2(d), “retirement” means termination on or after attaining age 65 and completing at least ten (10) years of service with the Company or any Affiliate.

e.             Disability.  If Participant’s employment terminates because of disability (as defined in Code Section 22(e), or any successor provision), this Option shall terminate on the earlier of (i)                                         , and (ii) the expiration date of this Option stated in Paragraph 2(a) above.  In such period following the termination of Participant’s employment, this Option shall be fully exercisable to the extent of 100% of the aggregate number of shares specified in Paragraph 1, minus any shares previously purchased.  If Participant does not exercise the Option within the time specified in this Paragraph 2(e), all rights of Participant under this Option shall be forfeited.

f.              Death.  In the event of Participant’s death, this Option shall terminate on the earlier of (i)                                 , and (ii) the expiration date of this Option stated in Paragraph 2(a) above.  In such period following Participant’s death, this Option shall be exercisable by the person or persons to whom Participant’s rights under this Option shall have passed by Participant’s will or by the laws of descent and distribution to the extent of 100% of the aggregate number of shares specified in Paragraph 1, minus any shares previously purchased.  If such person or persons do not exercise this Option within the time specified in this Paragraph 2(f), all rights under this Option shall be forfeited.

3.                                      Manner of Exercise.

a.             General.  The Option may be exercised only by Participant (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Administrator may deem advisable, by delivering within the option period written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the option price for all shares designated in the notice.  The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement.  The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the option period as provided herein.

b.             Form of Payment.  Subject to approval by the Administrator, payment of the option price by Participant shall be in the form of cash, personal check, certified check or previously-acquired shares of Common Stock of the Company, or any combination thereof.  Any stock tendered as part of such payment shall be valued at its Fair Market Value as provided in the Plan.  For purposes of this Agreement, “previously-acquired shares of Common Stock” shall have the meaning set forth in Section 8 of the Plan.   The Administrator may, in its discretion, permit Participant to tender such previously-acquired shares through the actual delivery of such shares or through attestation of ownership on such forms as the Administrator may prescribe.

c.             Stock Transfer Records.  As soon as practicable after the effective exercise of all or any part of the Option, Participant shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to Participant one or more duly issued stock certificates evidencing such ownership.  All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

4.                                      Miscellaneous.

a.             Employment-at-Will; Rights as Shareholder.  This Agreement shall not confer on Participant any right with respect to the continuance of employment by the Company or any of its Affiliates, nor will it interfere in any way with the right of the Company to terminate such employment.  Participant’s employment relationship with the Company and its Affiliates shall be employment-at-will, and nothing in this Agreement shall be construed as creating an employment contract for any specified term between Participant and the Company or any Affiliate.  Participant shall have no rights as a shareholder with respect to shares subject to this Option until such shares have been issued to Participant upon exercise of this Option.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 12 of the Plan.

b.             Securities Law Compliance.  The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.  Participant may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

c.             Mergers, Recapitalizations, Stock Splits, Etc.  Pursuant and subject to Section 12 of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Participant’s rights with respect to any unexercised portion of the Option (i.e., Participant shall have such “anti-dilution” rights under the Option with respect to such events, but shall not have “preemptive” rights).

d.             Shares Reserved.  The Company shall at all times during the option period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

e.             Withholding Taxes.  In order to permit the Company to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, income or other taxes are withheld from any amounts payable by the Company to the Participant.  If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law.

Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part (i) by delivering shares of Common Stock of having an equivalent fair market value, or (ii) by electing to have the Company withhold shares of Common Stock otherwise issuable to Participant having a fair market value equal to the minimum amount required to be withheld for tax purposes.  Participant’s election to have shares withheld for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations or, if later, the date that the amount of tax to be withheld is determined under applicable tax law.  Participant’s election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable.

f.                                         Nontransferability.  During the lifetime of Participant, the accrued Option shall be exercisable only by Participant or by the Participant’s guardian or other legal representative, and shall not be assignable or transferable by Participant, in whole or in part, other than by will or by the laws of descent and distribution.

g.             2005 Equity Incentive Plan.  The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement.  This Agreement is subject to and in all respects limited and conditioned as provided in the Plan.  The Plan governs this Option. In the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

h.             Lockup Period Limitation.  Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this option or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

i.              Blue Sky Limitation.  Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right to (i) accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives Participant 15 days’ prior written notice of such acceleration, and (ii) cancel any portion of this Option or any other option granted to Participant pursuant to the Plan which is not exercised prior to or contemporaneously with such public offering.  Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Participant at the address of Participant on file with the Company.

j.              Accounting Compliance.  Participant agrees that, in the event of a merger, reorganization, liquidation or other “transaction” as defined in Section 12 of the Plan, and Participant is an “affiliate” of the Company or any Affiliate (as defined in applicable legal and accounting principles) at the time of such transaction, Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

k.             Stock Legend.  The Administrator may require that the certificates for any shares of Common Stock purchased by Participant (or, in the case of death, Participant’s successors) shall bear an appropriate legend to reflect the restrictions of Paragraph 4(b) and Paragraphs 4(h) through 4(j) of this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable Paragraph 4(j).

l.              Scope of Agreement.  This Agreement shall bind and inure to the benefit of the Company, its Affiliates and its successors and assigns and Participant and any successor or successors of Participant permitted by Paragraph 2 or Paragraph 4(f) above.

m.            Additional Transfer Restrictions and Rights.  Exhibit A attached hereto sets forth additional transfer restrictions and rights applicable to the shares of Stock issued or issuable to Participant under this Agreement.  Notwithstanding anything to the contrary in this Agreement, the Company expressly reserves the right to amend this Agreement without Participant’s consent to the extent necessary or desirable to comply with Code Section 409A, and the regulations, notices and other guidance of general applicability issued thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

TITAN MACHINERY INC.

By:
Its:

Participant

EXHIBIT A

I.                                        Right of First Refusal.

A.            Notice to Company.  Participant shall not sell, assign, give, bequest or otherwise transfer or dispose of any shares of Common Stock acquired through the exercise of this Option without first giving written notice to the Company of Participant’s intent to sell, transfer or otherwise dispose of such Stock.  Such notice shall specify the number of shares of Common Stock that Participant intends to sell or transfer.  The Company shall have the right to repurchase all, but not part, of such Stock at any time within thirty (30) days after the date it receives such notice of sale at a price determined pursuant to Section I(C) below.

B.                                    Exercise of First Refusal Right.

1.             The Company shall notify Participant, in writing, of the Company’s exercise of its right to repurchase the Stock specified in Participant’s notice of sale or other transfer.  Such notice shall be signed by the President of the Company.

2.             As promptly as practicable after the Company’s exercise of its right to repurchase the Stock specified in the Participant’s notice, the Company shall deliver to Participant a lump-sum cash payment equal to the purchase price determined under Section I(C) below, and Participant shall deliver the stock certificates representing such Stock, properly endorsed for transfer in blank, to the Company for cancellation.

3.             If the Company notifies Participant, in writing, that the Company will not exercise its right to repurchase the Stock specified in Participant’s notice, or if the Board fails to exercise the Company’s right to repurchase such Stock during the thirty-day period described above, the Company’s right to repurchase such Stock will lapse and Participant shall have the right to sell or transfer the Stock specified in Participant’s notice for a period of sixty (60) days thereafter, subject to any restrictions imposed by applicable securities laws.  If Participant does not sell or transfer such Stock within this sixty-day period, all of the provisions of this Section I shall again apply.

4.             If the Company notifies Participant, in writing, that the Company will not exercise its right to repurchase the Stock specified in Participant’s notice, or if the Company fails to exercise the Company’s right to repurchase such Stock during the thirty-day period described above, and such Stock is subsequently sold or otherwise transferred, the restrictions contained in this Section I shall not apply to the Stock so transferred; provided, however, the purchaser or transferee shall be subject to all restrictions that generally apply to shareholders of the Company, including but not limited to restrictions on the pledge, encumbrance, sale, assignment, transfer, gift, or disposition of any Stock.

C.                                    Purchase Price for Stock.  If the Company exercises its right to repurchase the Stock specified in Participant’s notice, the Company shall pay Participant an amount equal to the price offered in the proposed transaction giving rise to such right of repurchase, provided, however, that if such proposed transaction is not a bona fide sale on arms-length terms, then the Company shall pay Participant an amount equal to the Fair Market Value of the Company’s Common Stock, as defined in the Plan.

II.                                    Right to Repurchase Upon Termination of Employment.

A.            Termination of Employment.  Upon termination of Participant’s employment for any reason, including disability or death, the Company shall have the right and option purchase all, but not part, of the shares of Stock owned by Participant as of the date of such termination (the “Termination Call”).  If the Company wishes to exercise the Termination Call, the Company shall notify Participant (or, in the event of Participant’s death, the legal representatives of Participant’s estate), in writing, of the Termination Call within 120 days after termination of Participant’s employment for any reason.

B.            Exercise of Termination Call.   Within ninety (90) days after exercise of the Termination Call, the Company shall deliver to Participant a lump-sum cash payment equal to the purchase price determined under Section II(C) below, and Participant shall deliver the stock certificates representing such Stock, properly endorsed for transfer in blank, to the Company for cancellation.

C.            Purchase Price.  The Company shall pay Participant an amount equal to the Fair Market Value of the Company’s Common Stock, as defined in the Plan, as of the date of Participant’s termination of employment.

D.            Exercise of Participant’s Option.  If Participant proposes to exercise the Participant’s Option after termination of Participant’s employment for any reason, and subject to Participant’s payment of option price, notwithstanding anything to the contrary set forth in this Agreement, the Company may defer issuance of the stock certificate representing the shares subject to Participant’s option so purchased by Participant until after expiration of the period for exercise of the Termination Call, and if the Company exercises the Termination Call, the Company shall not be obligated to issue the stock certificate.

III.                                General.

A.            Stock Legend.  The Administrator may require that the certificates for any shares of Common Stock purchased by Participant (or, in the case of death, Participant’s successors) shall bear an appropriate legend to reflect the restrictions of this Exhibit; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable this Exhibit.

B.            Termination of Exhibit.  This Exhibit shall terminate upon the earliest to occur of (i) written notice of termination by the Company to the Participant, and (ii) a registered public offering of the Company’s Common Stock.